August 8, 2003


Board of Directors
American Savings, MHC
American Financial Group, Inc.
American Savings Bank
365 Broad Street
Bloomfield, NJ 07003


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro"), in the Application for Stock Issuance of American Financial Group, Inc., and any amendments thereto, on Form MHC-2, filed by American Financial Group, Inc. and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of American Savings Bank provided by FinPro. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and the valuation of American Savings Bank provided by FinPro in the Form SB-2 Registration Statement filed by American Financial Group, Inc. and any amendments thereto, and the Application for Stock Issuance filed by American Savings Bank, and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the applications referenced above.


                                    Very Truly Yours,



                                    /s/FinPro, Inc.
                                    ---------------
                                    FinPro, Inc.